UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2007

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

6901 Glenn Highway, Cambridge, Ohio 43725

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:      (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 7, 2007, the Board of Directors of Camco Financial Corporation (“Camco”) increased the number of members of the Board from ten to eleven and appointed Andrew S. Dix, the nephew of Robert C. Dix, to fill the newly created vacancy. Mr. Andrew Dix will be appointed to the Audit and Risk Management Committee. A press release regarding the election of Mr. Andrew Dix is attached as Exhibit 99.1.
     On December 7, 2007, the Board of Directors of Camco also accepted the resignation of Robert C. Dix as a director, effective on December 8, 2007. Coinciding with the retirement of Mr. Robert Dix, the Board of Directors reduced the number of members of the Board from eleven to ten, eliminating the vacancy created by Mr. Robert Dix’s retirement.
Section 8 — Other Events

Item 8.01.	Other Events.
     On December 7, 2007, Camco issued a news release announcing a dividend on its common stock. The press release is attached as Exhibit 99.2.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Camco regarding election of director

99.2	Press Release of Camco regarding dividend

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ Eric S. Nadeau
Eric S. Nadeau
Chief Financial Officer

Date: December 7, 2007